Each of the Secured Non-Recourse Notes dated December 12, 1995 relating to Series 1995-A2 through A5 is the same in all material respects as the Series 1995-A1 Secured Non-Recourse Note dated December 12, 1995, except for the following information:

                     Principal   Interest         Final
Secured Note          Amount       Rate     Distribution Date
- -------------       -----------  --------   -----------------
    1995-A1         $ 4,917,000    5.52%     January 2, 1997
    1995-A2           5,173,000    5.57      January 2, 1998
    1995-A3           5,462,000    5.65      January 2, 1999
    1995-A4           5,770,000    5.74      January 2, 2000
    1995-A5           6,101,000    5.79      January 2, 2001

                                                                  EXHIBIT 4.4(a)

                                                                        SPECIMEN

                      FLEET NATIONAL BANK OF CONNECTICUT,
                       not in its individual capacity but
          solely as Corporate Owner Trustee under the Trust Agreement
                                      and
                              MICHAEL M. HOPKINS,
                       not in his individual capacity but
          solely as Individual Owner Trustee under the Trust Agreement

                   Series 1995 A-1 Secured Non-Recourse Note
                              Due January 2, 1997

                    Undivided Interest in Production System
                    ---------------------------------------

Registered No. 1

$4,917,000.00                                        New York, New York
                                                      December 12, 1995

Interest Rate Per Annum:  5.52%

          FLEET NATIONAL BANK OF CONNECTICUT, a national banking association, not in its individual capacity but solely as Corporate Owner Trustee under the Trust Agreement, dated as of December 12, 1995, as amended (the "Trust
                                                                 -----
Agreement"), among the Owner Participant named therein, the Corporate Owner Trustee and the Individual Owner Trustee, and MICHAEL M. HOPKINS, an individual, not in his individual capacity but solely as Individual Owner Trustee under the Trust Agreement, for value received hereby promise to pay to First Security
Bank of Utah, National Association as Pass Through Trustee under the Pass Through Trust Agreement, or registered assigns, on or before January 2, 1997, as herein provided, the principal sum of Four Million Nine Hundred Seventeen Thousand and 00/100 DOLLARS ($4,917,000.00), and to pay interest on the unpaid principal amount of this Secured Note from time to time from the date hereof until the principal amount hereof shall have been paid in full at the rate of 5.52% per annum (based on a 360-day year of twelve 30-day months), and (to the extent not prohibited by applicable law) to pay interest on any overdue principal at the Overdue Rate; provided, that, in the event that neither (a) the
                               --------
shelf registration described in the Registration Rights Agreement nor (b) the Exchange Registration is declared effective by June 12, 1996, the aforementioned interest rate shall be permanently increased by .50% per annum as of such date. The principal amount of this Secured Note shall be payable in full on the Maturity Date. The first payment of accrued and unpaid interest on the unpaid principal of this Secured Note shall be payable on January 3, 1996. Thereafter, subject to Section 2.03(b) of the Indenture (as defined below), all accrued and unpaid interest on the unpaid principal amount of this Secured Note shall be payable on each January 2 and July 2 in each year commencing on July 2, 1996.

          This Secured Note is one of the Secured Notes issued by the Owner Trustee pursuant to the terms of the

Trust Indenture, Mortgage, Assignment of Lease and Security Agreement, dated as of December 12, 1995 (the "Indenture"), among the Corporate Owner Trustee,
                              ---------
the Individual Owner Trustee, First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Corporate Indenture Trustee thereunder for the Holder of this Secured Note and the Holders of all other Secured Notes Outstanding thereunder and Val T. Orton, an individual, not in his individual capacity but solely as Individual Indenture Trustee thereunder for the Holder of this Secured Note and the Holders of all other Secured Notes Outstanding thereunder (collectively, the "Indenture
                                                               ---------
Trustee").  Capitalized terms used in this Secured Note and not otherwise
- -------
defined shall have the respective meanings assigned to them in the Indenture.

          Each payment of principal and interest shall be due and payable at the times, places and in the manner as specified herein and in the Indenture.

          Each payment on this Secured Note shall be applied, first, to the
                                                              -----
payment of accrued interest on this Secured Note to the date of such payment, second, to the payment of any principal on this Secured Note then due hereunder,
- ------
and third, to the payment of the installments of principal remaining unpaid on
    -----
this Secured Note in the inverse order of the maturity thereof.

          This Secured Note is one of the Owner Trustee's Series 1995 A-1 Secured Notes, which, together with the Series 1995 A-2 Secured Notes, the Series 1995 A-3 Secured Notes, the Series 1995 A-4 Secured Notes, the Series 1995 A-5 Secured Notes and the Series 1995 A-6 Secured Notes of the Owner Trustee, all issued pursuant to the Indenture, as well as any Additional Notes and any note or notes issued in exchange or substitution respectively therefor in accordance with the terms of the Indenture, are equally and ratably secured by the Indenture, except as otherwise provided therein. The properties of the Owner Trustee (excluding Excepted Payments) included in the Indenture Estate are pledged or mortgaged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and interest on this Secured Note and all other Secured Notes issued and Outstanding from time to time under the Indenture. Reference is hereby made to the Indenture for a description of the Indenture Estate, and for a statement of the rights of the Holder of, and the nature and extent of the security for, this Secured Note and of the rights of, and the nature and extent of the security for, the Holders of the other Secured Notes and of certain rights of the Owner Trustee and the Owner Participant, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture the Holder agrees by its acceptance of this Secured Note.

          This Secured Note is subject to redemption, in whole or in part, all as specified in Article III of the Indenture. This Secured Note is also subject to refunding, refinancing, assumption or purchase, all as specified in Sections 3.04, 3.05 and 3.06 of the Indenture.

          In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of the Secured Notes, together with all accrued but unpaid interest, may be declared or may otherwise become due and payable in the manner and with the effect provided in Article V of the Indenture.

          The Secured Notes are issuable only as registered notes. There shall be maintained a note register for the purpose of registering transfers and exchanges of the Secured Notes at the principal corporate trust office of the Indenture Trustee, or of any successor Indenture Trustee, in the manner provided in Section 2.05 of the Indenture. The Owner Trustee and the Indenture Trustee may deem and treat the Person in whose name this Secured Note is registered on the Note Register as the absolute owner hereof (whether or not this Secured Note shall be overdue) for the purpose of receiving payments of principal and interest and for all other purposes, and neither the Owner Trustee nor the Indenture Trustee shall be affected by any notice to the contrary.

          All payments of principal and interest to be made by the Owner Trustee and, except as otherwise provided in the Operative Documents, all payments of any other amounts payable by or on behalf of the Owner Trustee under the Secured Notes or under the Indenture, shall be made only from the income and proceeds from the Indenture Estate, and only to the extent that the Indenture Trustee shall have received sufficient income and proceeds from the Indenture Estate to make such payments in accordance with the Indenture. The Holder, by its acceptance of this Secured Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for payment as provided in the Indenture, and that none of the Owner Participant, the Owner Trustee, the Trust Company, Michael M. Hopkins or the Indenture Trustee (whether in its individual or trust capacity) shall be personally liable to the Indenture Trustee or to the Holder for any amounts payable under this or any Secured Note, nor, except as specifically provided in the Indenture or any other Operative Document, for any amounts payable or any liability, under the Indenture.

          This Secured Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Corporate Indenture Trustee.

          No delay or omission of the Holder to exercise its rights hereunder shall impair any such right or power or shall be construed to be a waiver of any Indenture Event of Default, or an acquiescence therein. No waiver of any Indenture Event of Default shall be construed, taken or held to be a waiver of any other Indenture Event of Default, or a waiver, acquiescence in, or consent to any further or succeeding Indenture Event of Default. The Owner Trustee waives demand, notice and protest in any defense by reason of extension of time for payment or other indulgence granted by the Holder.

          This Secured Note shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, each of the Corporate Owner Trustee and the Individual Owner Trustee has caused this Secured Note to be duly executed.


                              FLEET NATIONAL BANK OF CONNECTICUT,
                              not in its individual
                              capacity, but solely as
                              Corporate Owner Trustee under
                              the Trust Agreement


                              By: /s/ Michael Hopkins
                                 -----------------------------
                                 Title: Vice President


                              MICHAEL M. HOPKINS,
                              not in his individual
                              capacity, but solely as
                              Individual Owner Trustee under
                              the Trust Agreement


                              /s/ Michael M. Hopkins
                              --------------------------------
                              Michael M. Hopkins

                               [SIGNATURE PAGE]

                                       5
[SECURED NOTE]

                         Certificate of Authentication
                         -----------------------------


          This Secured Note is one of the Series 1995 A-1 Secured Notes of FLEET NATIONAL BANK OF CONNECTICUT, as Corporate Owner Trustee and MICHAEL M. HOPKINS, as Individual Owner Trustee, described in the within-mentioned Indenture.

                              FIRST SECURITY BANK OF UTAH,
                              National Association,
                              not in its individual capacity
                              but solely as
                              Corporate Indenture Trustee


                              By: /s/ Val T. Orton
                                 -----------------------------
                                 Title: Vice President

                               [SIGNATURE PAGE]

                                       6
[SECURED NOTE]